Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2021, relating to the consolidated financial statements of Second Sight Medical Products, Inc., appearing in the Annual Report on Form 10-K for the years ended December 31, 2020 and 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Gumbiner Savett Inc.

Santa Monica, California

April 15, 2021